Exhibit 99.2
APPLIED ENERGY MANAGEMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

March 31
2008
(unaudited)

Assets

Current Assets
Cash and cash equivalents	$2,686
Accounts receivable, net	7,425,845
Costs and estimated earnings in excess of billings on uncompleted contracts	1,476,042
Prepaid expenses and other	246,611

Total Current Assets	9,151,184

Net Property and Equipment	603,355

Goodwill	357,623
Other Assets	35,938

$10,148,100

See accompanying notes to condensed consolidated financial statements

APPLIED ENERGY MANAGEMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

March 31,
2008
(unaudited)

Liabilities and Stockholder’s Equity

Current Liabilities
Line of credit	$2,976,978
Current maturities of long-term debt and capital lease obligations	253,328
Accounts payable	5,085,901
Accrued expenses	726,098
Billings in excess of costs and estimated earnings on uncompleted contracts	2,299,674
Customer advances	666

Total Current Liabilities	11,342,645

Long-Term Debt and Capital Lease Obligations, less current maturities	479,552
Notes payable to related party	1,422,390

Total Liabilities	13,244,587

Shareholders’ Deficit
Common stock, no par value; 1,495 shares authorized; 1,495 Issued and outstanding	228,210
Additional paid-in capital	1,273,198
Accumulated earnings	(4,597,895)

Total Stockholder’s Equity (Deficit)	(3,096,487)

$10,148,100

See accompanying notes to condensed consolidated financial statements

APPLIED ENERGY MANAGEMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Three Months ended, March 31	2008	2007

Revenue	$6,359,477	$9,714,379

Cost of Sales	5,089,941	8,051,627

Gross profit	1,269,536	1,662,752

Selling, general and administrative	2,131,178	2,196,647

Operating loss	(861,642)	(533,895)

Interest expense	(152,284)	(130,892)

Net Loss	$(1,013,926)	$(664,787)

See accompanying notes to condensed consolidated financial statements

APPLIED ENERGY MANAGEMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Three Months ended March 31	2008	2007

Cash Flow from Operating Activities

Net loss	$(1,013,926)	$(664,787)

Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	56,456	55,685
Stock compensation	—	65,960
Loss (Gain) on Disposal of Property	2,355	(1,880)

Changes in assets and liabilities
Accounts receivable	2,266,192	822,302
Costs and estimated earnings in excess of billings on uncompleted contracts	236,833	(293,438)
Prepaid expenses and other	(91,850)	(144,022)
Accounts payable	(1,718,366)	(640,972)
Billings in excess of costs and estimated earnings on uncompleted contracts	(307,459)	185,133
Accrued expenses	102,590	183,071

Net cash used in operating activities	(467,175)	(498,908)

Cash Flows Used In Investing Activities
Purchase of property and equipment	(45,228)	(66,464)
Proceeds from disposal of property	13,054	1,880

Net cash used in investing activities	(32,175)	(64,584)

Cash Flows (Used in) Provided by Financing Activities
Borrowings on line of credit, net of repayments	566,000	1,547,407
Principal payments on notes payable and capital lease obligations	(61,607)	(1,044,695)
Principal payments on related party notes payable	—	(3,534)
Distributions to stockholders	(4,850)	—

Net cash provided by financing activities	499,543	565,138

Net Increase in Cash and Cash Equivalents	193	1,647

Cash and Cash Equivalents, at beginning of period	2,493	2,327

Cash and Cash Equivalents, at end of period	$2,686	$3,974

Supplemental Disclosure of Cash Flow Information
Cash paid during the periods for interest	$152,284	$119,597
See accompanying notes to condensed consolidated financial statements

Applied Energy Management, Inc.
Notes to Financial Statements
Note 1 — Basis of Presentation
The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2008 and 2007 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2008. For further information, refer to the Company’s annual December 31, 2007 and 2006 financial statements and footnotes included as exhibit 99.1 in this Form 8-K/A.
Note 2 — Variable Interest Entity
Applied Energy Management, Inc. has evaluated its contractual and economic relationships with Performance Electric, Inc. and Performance Plumbing Services, Inc. (the “Affiliated Businesses”) in light of FASB Interpretation No. 46R (“FIN 46R”), and has concluded that the Affiliated Businesses are variable interest entities (“VIEs”) for purpose of FIN 46R. Applied Energy Management, Inc has also concluded that it is the primary beneficiary of the Affiliated Businesses for purposes of FIN 46R, in that Applied Energy Management, Inc. absorbs a majority of the VIEs expected losses, receives a majority of the VIEs expected residual returns, or both, as a result of contractual or other financial interests in the Affiliated Businesses. Accordingly, Applied Energy Management, Inc. is consolidating the assets, liabilities, equity and financial results of the Affiliated Businesses in the Company’s consolidated financial statements.
In connection with the Company’s consolidation of the Affiliated Businesses for financial reporting purposes, all intercompany revenues, receivables and payables with the Affiliated Businesses are eliminated upon consolidation of the Affiliated Businesses.
For the three month period ended March 31, 2008, total net revenues of the VIE’s were $295,430, total expenses were $341,131, resulting in a net loss of $45,701. For the three month period ended March 31, 2007, total net revenues of the VIE’s were $1,300,384, total expenses were $1,265,302, resulting in net income of $35,082. As of March 31, 2008, total assets of the VIE’s were $10,467; total liabilities were $299,379, resulting in stockholders’ deficit totaling $288,912.
Note 3 — Customer Concentration
Two customers accounted for 32% and 10% of Company’s revenue during the three month period ended March 31, 2008, respectively. Accounts receivable from these customers at March 31, 2008 totaled $4,291,923. The same two customers accounted for 25% and 42% of the Company’s revenue during the three month period ended March 31, 2007, respectively. Accounts receivable from these customers at March 31, 2007 were $2,438,626 and $4,016,919, respectively.

Note 4 — Line of Credit
The Company has a line of credit agreement with a bank that allows for borrowings up to a maximum of the lesser of $4,000,000 or 75% of eligible accounts receivable, as defined. The line is collateralized by substantially all of the Company’s assets and is guaranteed by the Company’s majority stockholder. The line of credit bears interest at Prime (5.25% at March 31, 2008) plus 1.0%. Provisions of the line of credit agreement require the Company to comply with certain financial covenants. As of March 31, 2008, the Company was in violation of certain covenants. However, the bank has waived these violations and in March 2008 the line of credit was extended through April 30, 2009. The balance of this line of credit as of March 31, 2008 was $2,892,978. In connection with the acquisition of the Company by Lime Energy Co. as discussed in Note 6, the line of credit was restructured into two revolving promissory notes, which provide for maximum borrowings of $2,115,775 and $2,228,775, respectively. The $2,115,775 revolving promissory note is secured by a certificate of deposit pledged by one of the former stockholders of the Company, and bears interest at the Prime rate. The $2,228,775 revolving promissory note is secured by all of the assets of the Company and bears interest at Prime plus 1.0%. The $2,228,775 revolving note allows for borrowings up to a maximum of the lesser of $2,228,775 or 60% of eligible accounts receivable, as defined. Provisions of the loan agreements require the Company to meet a tangible net worth covenant as measured on July 31, 2008. Both notes mature on October 31, 2008.
The Company also has an unsecured line of credit agreement with the same bank that allows for borrowing up to a maximum of $84,000. The line expires in December 2008, subject to renewal. The line of credit bears interest at Prime plus 0.75%. The balance of this line of credit as of March 31, 2008 and 2007 was $84,000.
Note 5 — Notes Payable—Related Party
The Company has two notes payable to an entity owned by a stockholder. The first loan had a balance for $422,390 as of March 31, 2008. Interest is payable monthly at the current Prime rate. Principal payments are due when the Company meets certain financial performance targets as defined, but no later than September 2010. The second loan had a balance of $1,000,000 as of March 31, 2008. Interest is payable monthly at a fixed rate of 9.25%. Principal payments are due when the Company meets certain financial performance targets as defined, but no later than October 2012. The principal payments on both notes payable are subordinated in all respects to the secured bank line of credit and note payable referred to in Note 4.
Note 6 — Subsequent Event
Pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) dated as of June 11, 2008, by and among Lime Energy Co., (“Lime Energy”) and Applied Energy Management, Inc. (“AEM”), Lime Energy acquired all of the capital stock of AEM with AEM continuing as a wholly owned subsidiary of Lime Energy.
The purchase consideration consisted of $3,500,000 in cash and 882,725 shares of Lime Energy common stock. The selling stockholders will also have the ability to receive up to an additional $500,000 in cash and 126,103 shares of Lime Energy’s common stock if AEM achieves certain revenue and earnings targets during the balance of 2008. As a result of the merger, Lime Energy became responsible for the liabilities of AEM. The acquisition will be recorded using the purchase method of accounting.